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                                                                    Exhibit 99.2
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STATEMENT OF NET ASSETS IN LIQUIDATION
JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)
February 28, 2003
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                JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)

                     Statement of Net Assets in Liquidation

                                February 28, 2003

                                    CONTENTS

Report of Independent Auditors..............................................   1

Statement of Net Assets in Liquidation......................................   2
Notes to Statement of Net Assets in Liquidation.............................   3
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                         Report of Independent Auditors

The Board of Directors and Stockholders
JMXI, Inc.

We have audited the accompanying statement of net assets in liquidation of JMXI, Inc. (formerly Jupiter Media Metrix, Inc.) ("the Company") as of February 28, 2003. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 1, the Company announced plans to dissolve. As a result, the Company has presented the accompanying statement of net assets in liquidation on the liquidation basis of accounting.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the net assets in liquidation of JMXI, Inc. as of February 28, 2003, in conformity with accounting principles generally accepted in the United States applied on the basis described in the preceding paragraph.

                                                          Ernst and Young LLP

April 21, 2003
New York, New York


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                JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)

                     Statement of Net Assets in Liquidation

                                February 28, 2003

ASSETS
   Cash and cash equivalents                                         $11,606,882
   Other current assets                                                  460,025
   Restricted cash and security deposits                               2,469,965
                                                                     -----------
Total assets                                                          14,536,872

LIABILITIES AND NET ASSETS
   Accounts payable and accrued expenses                                 591,614
   Lease liability                                                     2,775,296
   Security deposits payable                                             407,617
   Other liabilities                                                   1,469,566
                                                                     -----------
Total liabilities                                                      5,244,093
                                                                     -----------

Net assets                                                           $ 9,292,779
                                                                     ===========

See accompanying notes.


2
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                JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)

                 Notes to Statement of Net Assets in Liquidation

                                February 28, 2003

1. DESCRIPTION OF BUSINESS

During the first seven months of 2002, JMXI, Inc. (formerly Jupiter Media Metrix, Inc.) ("the Company") disposed of substantially all of its operations. Prior to that time, the Company was a provider of innovative and comprehensive research and measurement products and services that analyzed the impact of the Internet and new technologies on commerce and marketing and its services included Media Metrix, Jupiter Research and Jupiter Events. On July 25, 2002, the Board of Directors approved and adopted a proposed plan of dissolution and liquidation. The plan was subsequently approved by the stockholders on July 31, 2002. Since the adoption of the plan, the Board and management have effectively terminated the Company's operations.

On April 2, 2003, the Company filed a Form 8-K with the Securities and Exchange Commission announcing its plans to dissolve and file a Certificate of Liquidation and Dissolution with the Secretary of the State of Delaware on or before May 1, 2003 in accordance with the Company's Plan of Liquidation and Dissolution. Accordingly, the accompanying statement of net assets in liquidation is prepared based on the liquidation basis of accounting, under which assets are stated at their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Such estimates will be periodically reviewed and adjusted.

At the time of dissolution, the Company expects to make an initial cash liquidating distribution to its stockholders of record as of a date yet to be determined by the Company's Board. The amount of the initial cash distribution also has not yet been determined by the Company's Board. After the initial cash distribution is paid to stockholders, all of the Company's remaining assets and liabilities will be transferred into a newly formed JMXI Liquidating Trust.

The valuation of assets at their net realizable value and liabilities at their anticipated settlement amounts requires many estimates and assumptions. In addition, there are substantial risks and uncertainties associated with the liquidation and dissolution of the Company. The carrying amounts reflected in the accompanying statement of net assets in liquidation represent estimates, based on present facts and circumstances, of the net realizable values of assets and the costs associated with the plan of liquidation and dissolution based on


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                JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)

           Notes to Statement of Net Assets in Liquidation (continued)


1. DESCRIPTION OF BUSINESS (CONTINUED)

the assumptions set forth below. The actual values and costs are expected to differ from the amounts shown herein and could be greater or lesser than the amounts recorded. In particular, the estimates of the Company's costs will vary with the length of time it and the JMXI Liquidating Trust remain in operation. Accordingly, it is not possible to predict the aggregate amount that will ultimately be distributable to shareholders.

2. SUMMARY OF ACCOUNTING POLICIES

The following are assumptions used by management in assessing the fair value of assets and the expected settlement values of liabilities included in the statement of net assets in liquidation as of February 28, 2003.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are presented at face value. The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company maintains balances in various operating and money market accounts in excess of federally insured limits. At February 28, 2003, substantially all cash balances were in excess of federally insured limits.

OTHER CURRENT ASSETS

Other current assets are comprised of subtenant rents receivable as well as an escrow receivable in connection with the sale of assets of the Company's AdRelevance unit to NetRatings, Inc.

RESTRICTED CASH AND SECURITY DEPOSITS

Restricted cash and security deposits are comprised of restricted cash related to letters of credit issued in lieu of cash security deposits as well as cash security deposits on several leased properties as well as restricted cash received for sublessees for which a security deposit payable is recorded.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses represent amounts for services performed through February 28, 2003 and are based on invoices received.


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                JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)

           Notes to Statement of Net Assets in Liquidation (continued)


2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

LEASE LIABILITY

The lease liability represents management's estimate of the liability for several leased properties for which the Company is the primary lessee and settlements could not be reached. Approximately $2.3 million of the liability is for two locations and is calculated based on the monthly rent for the remainder of the lease term less any future sublease income. The Company currently does not believe that a reserve against future sublease income is necessary.

The expected timing of payments for the lease liability is as follows:

                   2003                           $  932,000
                   2004                              779,000
                   2005                              555,000
                   2006                              214,000
                   2007                               75,000
                   Thereafter                        220,000
                                                  ----------
                                                  $2,775,000
                                                  ==========

OTHER LIABILITIES

Other liabilities are the estimated costs to complete the Company's plan of liquidation and dissolution, and represents the estimated cash costs of operating the Company through its expected termination date. These costs, which include personnel, professional fees, and other related costs, are estimated based on various assumptions regarding the number of employees, the use of outside professionals (including trustees, attorneys and accountants) and other costs. In addition, other liabilities includes estimated liabilities for medical insurance claims, a workmen's compensation audit and taxes. Given that there is inherent uncertainty in the estimation process, actual results could be materially different.

INCOME TAXES

As of December 31, 2002, the Company has estimated net operating loss carryforwards ("NOLs") of approximately $96.0 million (unaudited) for federal income tax purposes which expire 2012 through 2022. The Company does not expect to be able to utilize such NOLs and, accordingly, has attributed no value to them in the accompanying statement of net assets in liquidation.


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                JMXI, Inc. (formerly Jupiter Media Metrix, Inc.)

           Notes to Statement of Net Assets in Liquidation (continued)


2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

CONTINGENT LIABILITIES

In connection with the sale of the businesses and assets of the Company, management has made various representations, which it believes to be true, as part of the sales agreements. Management does not anticipate that there will be any claims under these sales agreements. In addition, the Company has two lawsuits pending; however, management does not believe that there will be any future material cash outflows as a result of these claims, or as a result of any unasserted claims or liabilities.


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